Exhibit 99.1

Martha Stewart Joins BurgerFi’s Board of Directors

Stewart to Chair Product & Innovation Committee

PALM BEACH, FL – February 25, 2021 – BurgerFi International Inc. (Nasdaq: BFI, BFIIW), one of the nation’s fastest-growing premium fast-casual concepts and QSR’s 2020 Breakout Brand of the Year, known for its hand-crafted better burgers, has named food entrepreneur and cultural icon, Martha Stewart to its Board of Directors as Chair of the Product & Innovation Committee. Stewart brings a lifetime of experience in successfully launching countless brands, culinary products and recipes. Stewart is the Founder of the first-ever multi-channel lifestyle company, Martha Stewart Living Omnimedia, an entrepreneur, bestselling author of 98 to-date lifestyle and recipe books, and an Emmy award-winning (18 Emmys to date) and James Beard award-winning television show host.

“BurgerFi is honored to welcome Martha Stewart to our Board of Directors. Highly regarded as the ‘original influencer,’ her lifetime of successful achievements and knowledge of marketing, product innovation and food expertise are second to none. As a pioneer in the world of culinary consumerism, Martha stands out as a leader and has the unique ability to connect with an audience. We look forward to her contributions and creative ideas that will enhance the BurgerFi business and brand,” said Ophir Sternberg, Executive Chairman of BurgerFi.

Today, Stewart reaches more than 100 million devoted fans on a monthly basis, holds a 96% brand awareness among women in the US and 70% of US of millennials say they have tried a Martha Stewart recipe – her reach is endless and America’s appetite for her is still insatiable year after year.

“BurgerFi’s chef-driven concept attracted me to the brand. From their hand-crafted menu items and their commitment to the NAE program – No Antibiotics Ever, BurgerFi’s mission to redefine the way the world eats burgers is powerful and showcases their efforts to excel with their products and innovation. I am looking forward to being a part of the BurgerFi family and watching the brand amass its true potential,” said Martha Stewart, newly appointed BurgerFi Board Chair of the Product & Innovation Committee. “The BurgerFi VegeFi burger is made with 15 of the freshest vegetables and ingredients and made right in their newly expanded commissary in Palm Beach. It’s as if the vegetables were picked right from my own garden!”

BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high-quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes.

“BurgerFi is a powerful better burger concept and when you combine forces with a powerhouse like Martha Stewart, who can infuse her talent, experience and knowledge with a passion and excitement for the brand, it’s a recipe for even greater success,” said Julio Ramirez, CEO of BurgerFi. “It a great honor to welcome Martha Stewart to the BurgerFi Board of Directors. With chef-inspired products, Martha’s appointment to the board seemed natural given her cornucopia of achievements. Her contributions as Chair of the Product & Innovation Committee collaborating with our very own Chef Paul Griffin will undoubtedly boost the brand and create strong value for the company.”

Since founding her company, Stewart has been named one of the “50 Most Powerful Women” by Fortune magazine five times. She was included among the 100 Greatest Living Business Minds in the 2018 Forbes Magazine Centennial issue and Adweek magazine named her their “Media Visionary” of the year in their annual Publishing Hot List in 2017. She was also included among the 100 most influential men and women of the year in the 2005 TIME magazine’s annual “TIME 100” list and was also named one of “America’s 25 Most Influential People” by TIME magazine in 1996. She has won numerous James Beard Foundation Awards for the Best National Cooking Segments.

Stewart joins BurgerFi’s Board of Directors whose robust leadership includes notables such as Steven Berrard, Co-Founder of AutoNation and Executive Chairman Ophir Sternberg, CEO of Lionheart Capital. Stewart also currently sits on the board of publicly traded companies, AppHarvest (Nasdaq: APPH) and Sequential Brands Group (Nasdaq: SQBG).

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation’s fastest-growing better burger concepts with approximately 125 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine’s Breakout Brand of 2020, placed in the top 10 on Fast Casual’s Top 100 Movers & Shakers list in 2020, was named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019, included in Inc. Magazine’s Fastest Growing Private Companies List, and ranked on Entrepreneur’s 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and ‘Like’ BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including BurgerFi’s estimates of its future business outlook, prospects or financial results. Statements regarding BurgerFi’s objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that BurgerFi’s actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic. Among the important factors that could cause such actual results to differ materially are (i) the impact of any economic recessions in the U.S. and other parts of the world, (ii) fluctuations in the global economy, (iii) BurgerFi’s ability of maintaining its margins, (iv) changes in applicable accounting principles or interpretations of such principles, (v) delays in BurgerFi’s ability to develop new products and services and market acceptance of new products and services, (vi) rapid technological change, (vii) BurgerFi’s ability to attract and retain key management personnel, (viii) the existence of substantial competition, and (ix) other risk factors listed from time to time in BurgerFi’s Exchange Act reports and other filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and BurgerFi undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

BFI@GatewayIR.com

Company Contacts:

BurgerFi International Inc.

Ashley Spitz, IR@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr